UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 31, 2019
LOWE’S COMPANIES, INC.
(Exact name of registrant as specified in its charter)

North Carolina	1-7898	56-0578072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Lowe’s Blvd., Mooresville, NC	28117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(704) 758-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.50 per share	LOW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of shareholders on May 31, 2019 (the “Annual Meeting”). For more information on the proposals, see the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 18, 2019. Set forth below are the final voting results for each of the proposals submitted to the Company’s shareholders at the Annual Meeting.

Proposal 1: Election of Directors

	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
Raul Alvarez	604,965,277	3,970,467	114,879,542
David H. Batchelder	606,324,651	2,611,093	114,879,542
Angela F. Braly	599,245,148	9,690,596	114,879,542
Sandra B. Cochran	452,299,163	156,636,581	114,879,542
Laurie Z. Douglas	606,029,372	2,906,372	114,879,542
Richard W. Dreiling	584,883,593	24,052,151	114,879,542
Marvin R. Ellison	606,104,212	2,831,532	114,879,542
James H. Morgan	605,234,759	3,700,985	114,879,542
Brian C. Rogers	606,442,524	2,493,220	114,879,542
Bertram L. Scott	605,286,184	3,649,560	114,879,542
Lisa W. Wardell	606,552,388	2,383,356	114,879,542
Eric C. Wiseman	603,810,924	5,124,820	114,879,542
Proposal 2: Advisory approval of Lowe’s named executive officer compensation in fiscal 2018

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
571,715,110	35,069,494	2,151,140	114,879,542
Proposal 3: Ratification of the appointment of Deloitte & Touche LLP as Lowe’s independent registered public accounting firm for fiscal 2019

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
703,019,234	20,084,170	711,882	N/A

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOWE’S COMPANIES, INC.

Date: June 3, 2019	By:	/s/ Ross W. McCanless
Ross W. McCanless Executive Vice President, General Counsel and Corporate Secretary